Exhibit (j) under Form N-1A
                                           Exhibit 23 under Item 601/ Reg. S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 33-3164 on Form N-1A of our report dated May 9, 2003 relating to the financial statements of Federated Fund for U.S. Government Securities for the year ended March 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
May 28, 2003